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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 Number 2-85867, 33-48782 and 33-51239 of Kelly Services, Inc. of our report dated January 28, 1999, appearing on page 16 of this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
____________________________
PricewaterhouseCoopers LLP
Detroit, Michigan
March 31, 1999
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